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                                                                     EXHIBIT 4.2


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into this 18th day of August, 1998, by and among Encore Acquisition Partners, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), and each of the parties listed as Subscribers on the execution page hereof (collectively, the "Subscribers" and, individually, a "Subscriber").

         1. Background. The Company has agreed to issue (i) shares of its Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and (ii) shares of its Class B Common Stock, par value $.01 per share (the "Class B Common Stock," and, together with the Class A Stock, the "Capital Stock"), pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of August 18, 1998 and made by and among the Company and the Subscribers (the "Proposed Transaction"). The execution and delivery of this Agreement is a condition to consummation of the Proposed Transaction.

         2. Registration under Securities Act, etc.

         2.1. Registration on Request.

                  (a) Registration of Immediate Offering. At any time after the Initial Registration Date, Holders of Registrable Securities (the "Requisite Holders") in compliance with Section 2.1(f) hereof may request registration by the Company under the Securities Act of the resale by such Holders of all or any portion of their Registrable Securities (an "Immediate Offering Registration"); provided, however, that such request for registration includes such number of shares having an aggregate dollar value equal to or greater than 20% of the Total Commitments (as defined in the Stock Purchase Agreement) funded during the Takedown Period (as defined in the Stock Purchase Agreement), on the date of request, for a Form S-1 registration and 10% of the Total Commitments funded during the Takedown Period, on the date of request, for a Form S-3 registration. A request for an Immediate Offering Registration shall specify the approximate number of Registrable Securities requested to be registered by the requesting Holders. Within 15 days after receipt of such request, the Company shall give written notice of such requested registration to all other Holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after delivery of the Company's notice.

                  (b) Registration of Delayed or Continuous Offering. At any time after the Initial Registration Date, the Requisite Holders may request registration by the Company under the Securities Act of all or any portion of their Registrable Securities for resale in a delayed or continuous offering to the extent permitted by Rule 415 (or any successor rule thereto) under the Securities Act (a "Shelf Registration"). A registration statement for a Shelf Registration shall provide for resale by the Holders in the manner or manners designated in writing to the Company by them (including, without limitation, one or more underwritten offerings). Within 15 days after the receipt of such request, the Company shall give similar written notice of such requested registration to all other Holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after delivery of the Company's notice.

                  (c) Notwithstanding anything to the contrary set forth in Sections 2.1(a) and 2.1(b), the Company shall not be obligated to take any action to notify holders or to effect any Immediate Offering Registration or Shelf Registration (collectively, "Demand Registration") pursuant to Section 2.1(a) or


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2.1(b) if the Company shall have furnished to the Holders requesting registration a certificate signed by both the President and the Chief Financial Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company (with a brief explanation for the basis for such conclusion) for a registration statement to be filed within the ninety (90) day period following receipt of the request for registration and that it is therefore essential and in the best interests of the Company and its stockholders to defer the filing of such registration statement, provided that such filing shall neither be deferred beyond the earlier to occur of ninety (90) days after receipt of the request notice or the discontinuance of the perceived detriment to the Company nor more than one (1) time in any continuous twelve (12) month period.

                  (d) Registration of Other Securities. Whenever the Company shall effect a Demand Registration pursuant to this Section 2.1 in connection with an underwritten offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised each holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or (ii) the Requisite Holders shall have consented in writing to the inclusion of such other securities.

                  (e) Registration Statement Form. Demand Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Requisite Holders and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration (provided, however, that, the Company shall use Form S-3, if it shall qualify for the use of such form). The Company agrees to include in any such registration statement all information that holders of Registrable Securities being registered shall reasonably request.

                  (f) Limitations on Requested Registrations. The Company's obligation to take or continue any action to effect a requested registration under this Section 2.1 shall be subject to the proviso that the Company shall not be required to effect more than: (i) three (3) Immediate Offering Registrations (provided, however, that no more than one (1) such registration request shall be effected on Form S-1 and the remainder shall be effected on Form S-3 or as Shelf Registrations) as requested by Warburg, Pincus Equity Partners, L.P., (ii) two (2) Immediate Offering Registrations provided however, that no more than one (1) such registration request shall be effected on Form S-1 and the remainder shall be effected on Form S-3 or as Shelf Registrations) as requested by Chase Venture Capital Associates, L.P., (iii) one (1) Immediate Offering Registration on Form S-3 or Shelf Registration as requested by Natural Gas Partners V, L.P. and (iv) one (1) Immediate Offering Registration on Form S-3 or Shelf Registration as requested by First Union Capital Partners, Inc.; provided that, a Demand Registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (A) unless a registration statement with respect thereto has been declared effective for a period of at least ninety
(90) days, (B) if after a registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than as a result of the voluntary termination of such offering by the Requisite Holders (which shall include the failure of the Requisite Holders to take action or to refrain from taking action necessary for the conditions to closing to be satisfied).

                  (g) Selection of Underwriters. If a requested Demand Registration pursuant to this Section 2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company, subject to the approval of the Requisite Holders which shall not be unreasonably withheld.


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                  (h) Priority in Requested Registrations. If a Demand
Registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering within a price range acceptable to the Requisite Holders, the Company will include in such registration to the extent of the number that the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such Demand Registration, pro rata among the Holders thereof requesting such registration on the basis of the percentage of the Registrable Securities of the Company held by the Holders of Registrable Securities that have requested that such securities be included. In connection with any Demand Registration as to which the provisions of this subsection (h) apply, no securities other than Registrable Securities shall be covered by such Demand Registration; moreover, such registration shall not reduce the number of available registrations under subsection (f) of this Section 2.1 in the event that the managing underwriter excludes from registration more than fifty percent (50%) of the aggregate number of Registrable Securities requested to be included.

                  (i) Holdback Period. If required by the underwriter or underwriters selected by the Company for such underwriting (collectively, the "Underwriter"), then (i) all Holders proposing to distribute their Registrable Securities through such underwriting shall, to the extent required by the Underwriter, enter into an underwriting agreement with the Underwriter in customary form, and (ii) all Holders (whether or not they propose to distribute their Registrable Securities through such underwriting) shall agree not to sell publicly any of their Registrable Securities for such period as the Underwriter may reasonably request; provided that such period shall not exceed one hundred eighty (180) continuous days.

         2.2. Incidental Registration.

                  (a) Right to Include Registrable Securities. At any time after the Initial Registration Date, if the Company proposes to register any of its securities under the Securities Act (other than (i) in connection with a registration of securities issuable under any employee benefit, retirement or similar plan, or (ii) with respect to a Rule 145 transaction, or (iii) pursuant to Section 2.1), whether or not for sale for its own account (an "Incidental Registration"), it will each such time give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration and of such holders' rights under this Section 2.2. Upon the written request of any such Holder made within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder or Holders of Registrable Securities entitled to do so to request that such registration be effected as a Demand Registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this
Section 2.2 shall be deemed to have been effected pursuant to Section


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2.1 or shall relieve the Company of its obligation to effect any Demand
Registration upon request under Section 2.1.

                  (b) Priority in Incidental Registrations. If the Incidental Registration is for a registered public offering involving an underwriting, the Company shall so advise the Holders of Registrable Securities as a part of such notice. In such event, the right of any Holder to registration pursuant to this
Section 2.2 shall be conditioned upon, and shall not be exercisable by any Holder without, such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. If required by the Underwriter then (i) all Holders proposing to distribute their Registrable Securities through such underwriting shall, to the extent required by the Underwriter, enter into an underwriting agreement with the Underwriter in customary form, and (ii) all Holders shall agree not to sell publicly any of their Registrable Securities for such period as the Underwriter may reasonably request, provided that such period shall not exceed one hundred eighty (180) days. Notwithstanding any other provision of this Section 2.2, if the Underwriter determines that marketing or other factors require a limitation of the number of securities to be underwritten, then the Underwriter in its sole discretion may exclude from such registration and underwriting some or all of the securities requested to be included in such registration and underwriting by Holders of Registrable Securities and other parties other than the Company; provided, however, that if all securities requested to be included in such registration and underwriting by holders of Registrable Securities and parties other than the Company are not so excluded by the Underwriter, then the number of such included securities shall be allocated proportionately among all parties (prorated in proportion to the number of shares of Class A Common Stock or Class B Common Stock owned by such parties) having the right to request registration of securities (including Holders of Registrable Securities). If securities requested to be registered by Holders of Registrable Securities are excluded pursuant to this Section 2.2(b), such exclusion shall be apportioned among such Holders pro rata based upon such requesting Holder's total holdings of Registrable Securities, and not total shares requested for inclusion in the registration. If any Holder of Registrable Securities disapproves of the terms of any underwriting subject to this Section 2.2(b), then such Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. The Company shall advise all persons seeking to include their securities in such registration and underwriting of the number of each such person's securities that may be so included.

         2.3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will as expeditiously as possible:

                  (i) prepare and (as soon thereafter as possible or in any event no later than ninety (90) days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective, provided that the Company may discontinue any registration of its securities that are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities that are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition


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         by the seller or sellers thereof set forth in such registration statement; provided, however, that the Company shall not be required to maintain the effectiveness of any registration statement for more than one hundred twenty (120) days (or, with respect to a Shelf Registration, until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof);

                  (iii) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

                  (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                  (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller (and underwriters, if any) of:

                           (A) an opinion of counsel for the Company, dated the
                  effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                           (B) a "comfort" letter, dated the effective date of
                  such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller may reasonably request;


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                  (vii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act, and will furnish to each such seller at least five (5) business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                  (x) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities is then listed; and

                  (xi) enter into such agreements and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in the subdivision (vii) of this
Section 2.3, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this
Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice; provided, however that the Company shall extend the time periods under Section 2.3(ii) by the amount of time such Holder is required to discontinue such Holder's disposition of Registrable Securities.


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         2.4 Underwritten Offerings.

                  (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by Holders of Registrable Securities pursuant to a Demand Registration, the Company and all sellers will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to each such Holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

                  (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act pursuant to an Incidental Registration and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Holder of Registrable Securities as provided in Section 2.2 and subject to the provisions of Section 2.2(b), arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution and any other representation required by law.

         2.5 Preparation: Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities registered under such registration statement, and their counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such reasonable opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         2.6 Indemnification.

                  (a) Indemnification by the Company. To the extent permitted by law, the Company will indemnify each Holder, each of their respective officers and directors and partners, and each person controlling a Holder within the meaning of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, each person who controls any underwriter within the meaning of the Securities Act, and all Representatives (as defined in Section 3) of the foregoing parties, against all expenses, claims, losses, damages or liabilities


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(or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other similar document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each Holder and each person controlling a Holder, each such underwriter, each person who controls any such underwriter, and each Representative of such parties for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); provided, further, that the Company will not be liable to a particular Holder or any controlling person of such Holder or their respective Representatives in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, in reliance upon and in conformity with written information furnished to the Company by such Holder or such controlling person specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to the applicable rules of the Commission or in any supplement or addendum thereto and such new prospectus is delivered to the underwriter, the indemnity agreement herein shall not inure to the benefit of such underwriter, any controlling person of such underwriter and their respective Representatives, if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

                  (b) Indemnification by the Holders. To the extent permitted by law, each Holder will, if securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected pursuant to terms hereof, severally but not jointly, indemnify the Company, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other person selling the Company's securities covered by such registration statement, and each of the Representatives of the foregoing parties, each person controlling such persons within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration, qualification or compliance, and will reimburse such persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage,


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liability or expense if settlement is effected without the consent of such
Holder (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of such Holder under this subsection (b) shall be limited in an amount equal to the net proceeds from the sale of Registrable Securities sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to applicable rules of the Commission or in any supplement or addendum thereto and such new prospectus is delivered to the underwriter, the indemnity agreement herein shall not inure to the benefit of such underwriter, any controlling person of such underwriter and their respective Representatives, if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

                  (c) Notices of Claims, etc. Notwithstanding the foregoing subsections (a) and (b), each party entitled to indemnification under this
Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or as to which the Indemnifying Party is asserting separate or different defenses, which defenses are inconsistent with the defenses of the Indemnified Party (in which case the Indemnifying Party shall pay for one separate lead counsel (and appropriate local counsel) for those Indemnified Parties with whom such conflict exists). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or as a result of which injunctive or other equitable relief would be imposed. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party (not to be unreasonably withheld). The failure of an Indemnifying Party to give notice to the Indemnified Party of its election to assume and control the defense of any action for which notice has been given to the Indemnifying Party in accordance with this paragraph within 30 days after receipt of such notice shall constitute an election by the Indemnifying Party not to assume and control the defense of such action. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one lead counsel (and appropriate local counsel) for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties or the Indemnifying Party with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of one separate lead counsel (and appropriate local counsel) for such Indemnified Parties.

                  (d) If the indemnification provided for in this Section 2.6 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and the Indemnified Party on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party on the one hand, and the Indemnified Party on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by such Indemnified Party and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Selling Security Holder agree that it would not be just and equitable if contribution pursuant to this Section were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. Notwithstanding the provisions of this Section, no Selling Security Holder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the proceeds received by such Selling Security Holder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

         2.8 Certain Information.

                  (a) Each Holder agrees, with respect to any Registrable Securities included in any registration, to furnish to the Company such information regarding such Holder, the Registrable Securities and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

                  (b) The failure of a Holder to furnish the information requested pursuant to this Section 2.8 shall not affect the obligation of the Company to any other selling security holders who furnish such information unless, in the reasonable opinion of counsel to the Company, such failure impairs or may impair the legality of the registration statement or the underlying offering.

         2.9 Expenses. All Registration Expenses shall be paid by the Company. All Selling Expenses shall be borne by the Holders of the Registrable Securities in proportion to the number of Registrable Securities sold by such Holders.

         2.10 Holdback Agreement. If the Company at any time pursuant to Section
2.1 or 2.2 of this Agreement shall register under the Securities Act Registrable Securities held by Investors for sale to the public pursuant to an underwritten offering, the Company shall not, without the prior written consent of a majority of Holders of Registrable Securities, effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the managing underwriters, which period shall not begin more than ten (10) days prior to the effectiveness of the Registration Statement pursuant to which such public offering shall be made and shall not last more than one hundred eighty (180) days after the closing of sale of securities pursuant to such Registration Statement.

         2.11 Lock-Up Period. If the Company at any time shall register shares of Common Stock under the Securities Act in a primary underwritten offering pursuant to Section 2.2 hereof (i) pursuant to the initial public offering on the Initial Registration Date or (ii) pursuant to any other registration, the Holders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those Registrable Securities included in such registration pursuant to Section 2.2) without the prior written consent of the Company for a period as shall be determined by the managing underwriters, which period cannot begin more than ten
(10) days prior to the effectiveness of such Registration Statement and cannot last more than one hundred eighty (180) days after the effective date of such Registration Statement for the Company's initial public offering and ninety (90) days for all other registrations (provided, however, that the Holders shall not be prevented from selling their respective Registrable Securities more than once in any twelve (12) consecutive month period).

         3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of at least 10% of the voting securities of a Person shall be deemed to be control.

                  Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  Exchange Act: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

                  Holder: Each of the Subscribers, their Affiliates and any of their successors and assigns who hold Registrable Securities.

                  Initial Registration Date: The first to occur of the following: (i) the date on which the Company consummates an offering of its equity securities under a registration statement to be filed with the Commission with respect to an initial public offering of the Company's securities pursuant to the Securities Act, or (ii) the sixth anniversary of the date hereof.

                  Person: A corporation, an association, a partnership, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

                  Register, registered, and registration: A registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

                  Registrable Securities: (i) The Class A Common Stock; (ii) the Class B Common Stock and (iii) any Common Stock issued or issuable at any time or from time to time in respect of any of the interests specified in (i) through (iii) hereof upon a stock split, stock dividend, recapitalization or other similar event involving the Company, of any Holder, until such Registrable Securities are registered pursuant to a Registration Statement or until such securities are able to be sold under Rule 144(k) (or successor Rule) under the Securities Act without restriction.

                  Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 2.1 or 2.2, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered, the fees and disbursements of one counsel for Holders of Registrable Securities for the first three (3) requested registrations pursuant to Section 2.1 and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding Selling Expenses, if any.

                  Representative: The Representative of a Person shall be broadly construed and shall include such Person's partners, members, officers, directors, employees, agents, counsel, accountants and other representatives.

                  Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time.

                  Selling Expenses: Underwriting discounts and selling commissions and stock transfer taxes relating to securities owned by selling Holders of Registrable Securities being registered by the Company and the fees and disbursements paid to Representatives retained by the Holders of Registrable Securities to be registered (including, without limitation, the fees and disbursements of legal counsel to the Holders of such Registrable Securities, other than one counsel referred to in the definition of Registration Expenses).

         4. Miscellaneous.

                  (a) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities, if any, under any such agreements.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this paragraph, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of (x) Holders of at least 66 2/3% in aggregate number of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent and (y) so long as he remains chief executive officer of the Company, I. Jon Brumley (provided, however, that any such amendments, modifications or waivers that would adversely affect the rights hereunder of any Holder, in its capacity as a Holder, without similarly affecting the rights hereunder of all Holders of the same class, in their capacities as Holders of such class, shall not be effective as to such Holder without its prior written consent); provided, however, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by the Holders of a majority of the Registrable Securities proposed to be sold.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery to such party at the address set forth opposite such party's name on the signature page hereof and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 4(c).

                  All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered, five (5) business days after being deposited in the mail, postage prepaid, if mailed; (ii) when answered back, if telexed; (iii) when receipt is acknowledged, if telecopied; and (iv) on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of any successor, assign or transferee of any Holder so long as such holder agrees in writing to be bound by this Agreement; provided however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms and conditions of this Agreement, the Stock Purchase Agreement or the Stockholders' Agreement.

                  (e) Rule 144 and Rule 144A: If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. In order to permit the holders of Registrable Securities to sell the same, if they so desire, pursuant to Rule 144A promulgated by the Commission (or any successor to such rule), the Company will comply with all rules and regulations of the Commission applicable in connection with use of Rule 144A (or any successor thereto). Prospective transferees of Registrable Securities that are Qualified Institutional Buyers (as defined in Rule 144A) that would be purchasing such Registrable Securities in reliance upon Rule 144A may request from the Company information regarding the business, operations and assets of the Company. Within five (5) business days of any such request, the Company shall deliver to any such prospective transferee copies of annual audited and quarterly unaudited financial statements of the Company and such other information as may be required to be supplied by the Company for it to comply with Rule 144A.

                  (f) Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                  (i) (i) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided bylaw. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

                      (ii) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in subsection (a) above by the mailing of a copy thereof in the manner specified by the provisions of Section 12.1 of the Stock Purchase Agreement.

                      (iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement, together with the Subscription Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

                  (l) Termination. This Agreement shall terminate when no Registrable Securities remain outstanding.

                  (m) Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

                  (n) Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed and delivered by their respective representatives thereunto duly authorized, as of the date first above written.

                                    COMPANY:

                                    ENCORE ACQUISITION PARTNERS


                                    By: /s/ JON BRUMLEY
                                        ------------------------------
                                    Name:   I. Jon Brumley
                                    Title.  Chairman of the Board and Chief
                                            Executive Officer

                                    SUBSCRIBERS:

                                    CHASE VENTURE CAPITAL ASSOCIATES, L.P.


                                    By: /s/ ARNOLD L. CHAVKIN
                                        -----------------------------------
                                    Name:   Arnold L. Chavkin
                                    Title:  General Partner

                                    WARBURG, PINCUS EQUITY PARTNERS, L.P.


                                    By: /s/ HOWARD H. NEWMAN
                                        ----------------------------------
                                    Name:   Howard H. Newman
                                    Title:  Managing Director

                                    NATURAL GAS PARTNERS V, L.P.

                                    By: G.F.W. Energy V, L.P., its general
                                        partner

                                    By: GFW V, L.L.C., its general partner

                                    By: /s/
                                        -----------------------------------
                                    Name:
                                    Title:

                                    FIRST UNION CAPITAL PARTNERS, INC.


                                    By: /s/ DAVID B. CARSON
                                        ---------------------------------
                                    Name:   David B. Carson
                                    Title:  Senior Vice President

                                        /s/ I. JON BRUMLEY
                                    ---------------------------------
                                    I. Jon Brumley



                                        /s/ JON S. BRUMLEY
                                    ---------------------------------
                                    Jon S. Brumley



                                        /s/ BRUCE B. SELKIRK
                                    ---------------------------------
                                    Bruce B. Selkirk, III



                                        /s/ GENE CARLSON
                                    ---------------------------------
                                    Gene Carlson



                                        /s/ KYLE SCHULTZ
                                    ---------------------------------
                                    Kyle Schultz